Exhibit 1.1

Execution Version

14,000,000 Shares

Pre-Funded Warrants to Purchase Up to 6,000,000 Shares

KOPIN CORPORATION

Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

January 24, 2023

Stifel, Nicolaus & Company, Incorporated

As Representative of the Several Underwriters

787 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Kopin Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters (collectively, the “Underwriters”) named in Schedule I to this agreement (this “Agreement”) for whom you are acting as representative (the “Representative”), an aggregate of 14,000,000 shares (the “Firm Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company and pre-funded warrants (the “Warrants”) to purchase up to an aggregate of 6,000,000 shares of Common Stock in the form attached here to as Exhibit A. The Company also proposes to sell to the several Underwriters, at the option of the Underwriters, up to an additional 3,000,000 shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares.” The Shares and the Warrants are herein referred to as the “Securities.” The shares of Common Stock issuable upon exercise of the Warrants are herein referred to as the “Warrant Shares.”

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-253933), and such amendments to such registration statement as may have been required to the date of this Agreement, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder. Such registration statement, at any given time, including any amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Initial Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include any Rule 462(b) Registration Statement.

The prospectus in the form in which it appeared in the Initial Registration Statement is herein called the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented) that described the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, any Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information that is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and which is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

(b) At the time of the filing of the Initial Registration Statement with the Commission and as of the date hereof, the conditions for use of Form S-3, set forth in the General Instructions thereto, including General Instruction I.B.1., were and have been satisfied. The Initial Registration Statement was declared effective by the Commission under the Securities Act on April 27, 2022. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission.

(c) For the purposes of this Agreement, the “Applicable Time” is 7:00 p.m. (Eastern time) on the date of this Agreement. The Disclosure Package (as defined below) at the Applicable Time complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representative consists of the information described as such in Section 10(f).

(d) Each part of the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendment thereto, at the time that such part became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act), and at the applicable Time of Delivery (as defined below), and the Prospectus, as of its date and at the applicable Time of Delivery, complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act (with respect to the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act) and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, and at the applicable Time of Delivery, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representative consists of the information described as such in Section 10(f).

(e) Neither (i) any Issuer General Free Writing Prospectus issued at or prior to the Applicable Time and set forth on Schedule II, the Statutory Prospectus (as defined in Section 1(i) below) at the Applicable Time and the information set forth on Schedule III at the Applicable Time, all considered together (collectively, the “Disclosure Package”); nor (ii) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Disclosure Package, includes or included as of the Applicable Time any untrue statement of a material fact or omits or omitted as of the Applicable Time to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the immediately preceding sentence do not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representative consists of the information described as such in Section 10(f). As used in this paragraph and elsewhere in this Agreement:

(i) “Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof, including the final prospectus supplement dated the date hereof. For purposes of this definition, Rule 430B Information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(ii) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company; or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, or is a “bona fide electronic roadshow,” as defined in Rule 433 of the Rules and Regulations, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(iii) “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

(iv) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(f) Each Issuer Free Writing Prospectus, as of its issue date and at the applicable Time of Delivery, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representative consists of the information described as such in Section 10(f).

(g) Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the applicable Time of Delivery, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(h) The documents incorporated by reference in the Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) The Company has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, (i) reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company taken as a whole or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or the Warrants or to consummate any transactions contemplated by this Agreement, the Warrants, the Disclosure Package or the Prospectus (a “Material Adverse Effect”); the Company has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recent fiscal year (collectively, the “Subsidiaries”).

(j) The Company has an authorized capitalization as set forth in the Base Prospectus under the caption “Description of our Common Stock,” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the Base Prospectus and were issued in compliance in all material respects with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, and were issued in compliance in all material respects with federal and state securities laws. All of the issued shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description thereof contained in the Base Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights. The Warrant Shares to be issued by the Company upon exercise of the Warrants, as provided therein, have been duly and validly authorized and, when issued and delivered upon exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable.

(l) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(m) The execution, delivery and performance of this Agreement and the Warrants by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Securities and the Warrant Shares as described under “Use of Proceeds” in the Preliminary Prospectus and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its Subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except in the case of clauses (i) and (iii), to the extent any such conflict, breach, violation, lien, charge, encumbrance or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Securities and the Warrant Shares as described under “Use of Proceeds” in the Preliminary Prospectus and the Prospectus, except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, the Nasdaq Stock Market Rules and applicable state securities laws in connection with the purchase and sale of the Securities by the Underwriters.

(o) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(p) The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(q) Neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been (i) any change in the capital stock or long-term debt of the Company or any of its Subsidiaries except as described in the Registration Statement, the Disclosure Package and the Prospectus; or (ii) any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company taken as a whole, in each case set forth in this section (q) except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) The Company has good and marketable title to all real property and good and marketable title to all material personal property (other than Intellectual Property, which is addressed below) described in the Registration Statement, the Disclosure Package or the Prospectus as being owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company; and any real property and buildings held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by the Company.

(s) Since the date as of which information is given in the Preliminary Prospectus and Prospectus, the Company has not (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(t) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. All non-GAAP financial information included in the Registration Statement, the Disclosure Package and the Prospectus complies in all materials respects with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act.

(u) RSM US LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Registration Statement, the Disclosure Package and the Prospectus or are incorporated by reference therein and who has delivered the initial letter referred to in Section 9(f) hereof, is, to the knowledge of the Company, an independent public accountant as required by the Securities Act and the Rules and Regulations.

(v) The statistical and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(w) The Company is not, and as of the applicable Time of Delivery after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Preliminary Prospectus and the Prospectus, will not be, (i) an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder; or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(x) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(y) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement, the Disclosure Package and the Prospectus that is not so described.

(z) No labor disturbance by the employees of the Company or its Subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(aa) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance in all material respects with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(bb) The Company and its Subsidiaries carry, or are covered by, insurance issued by insurers of nationally recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their business and the value of their properties and as is customary for companies engaged in similar businesses in similar industries. All such insurance is outstanding and in force on the date hereof.

(cc) The Company and each of its Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries, nor does the Company have any knowledge of any tax deficiencies that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(ee) Neither the Company nor any of its Subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and, to the knowledge of the Company, no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) There is and has been no failure on the part of the Company and, to the knowledge of the Company, of any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith.

(gg) The Company and each of its Subsidiaries have such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

(hh) To the knowledge of the Company, the Company and its Subsidiaries own, possess, or can acquire on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, “Intellectual Property”) necessary for the conduct of their business as now conducted or as proposed in the Registration Statement and Prospectus to be conducted except as such failure to own, possess, or acquire such rights would not have a Material Adverse Effect. Except as set forth in the Registration Statement, the Disclosure Package or the Prospectus: (i) to the knowledge of the Company or any of its Subsidiaries, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not have a Material Adverse Effect; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) the Intellectual Property owned by the Company and to the knowledge of the Company, the Intellectual Property licensed to the Company has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company or any of its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property or other proprietary rights of others, the Company or any of its Subsidiaries have not received any written notice of such claim and the Company and its Subsidiaries are unaware of any other fact which would form a reasonable basis for any such claim; and (v) to the knowledge of the Company or any of its Subsidiaries, no employee of the Company or any of its Subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or actions undertaken by the employee while employed with the Company except where such violation would not, individually or in the aggregate, result in a Material Adverse Effect.

(ii) Except as described in Registration Statement, the Disclosure Package and the Prospectus, (i) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its Subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (ii) the Company and its Subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (iii) none of the Company and its Subsidiaries anticipates capital expenditures relating to Environmental Laws that would be material to the Company and its Subsidiaries taken as a whole.

(jj) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(kk) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ll) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except as would not reasonably be expected to result in a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(mm) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn) The Company has not distributed and, prior to the later to occur of any Time of Delivery and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 7(a).

(oo) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(pp) The Shares and Warrant Shares have been approved for listing, subject to official notice of issuance, on the Nasdaq Capital Market.

(qq) There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.

(rr) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(ss) The Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Capital Market under the ticker symbol “KOPN.” The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Capital Market nor has the Company received any notice that it is not in compliance with the listing or maintenance requirements of the Nasdaq Capital Market.

(tt) Except as described in the Registration Statement, the Disclosure Package or the Prospectus, neither the Company nor, to the Company’s knowledge, the Company’s officers, directors or any of its affiliates (within the meaning of FINRA Conduct Rule 5121(f)(1)), directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(gg) of the By-laws of FINRA) of, any member firm of FINRA.    To enable the Underwriters to rely on Rule 5110(j)(6) of FINRA, the Company represents that, (i) as of a date within 60 days of the date of this Agreement, the Company had a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) as of the date of this Agreement, the Company has been subject to the Exchange Act reporting requirements for a period of at least 36 months.

(uu) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective in all material respects based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(vv) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company’s board of directors nor the audit committee has been informed, nor, to the knowledge of the Company, is any director of the Company aware, and the Company is not aware, of (i) during the past 36 months, any “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

(ww) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(xx) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective in all material respects. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, the Disclosure Package and the Prospectus.

(yy) Except as otherwise contemplated by this Agreement or as disclosed in the Registration Statement, the Disclosure Package or the Prospectus, no person is entitled to receive from the Company a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein.

(zz) The Company does not do business with the government of Cuba or with any person located in Cuba within the meaning of Section 517.075, Florida Statutes.

(aaa) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (i)(x) to the Company’s knowledge, there has been no security breach, attack or other compromise of or relating to any of the Company’s or any of its Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its Subsidiaries have not been notified in writing of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, have a Material Adverse Effect; (ii) the Company and its Subsidiaries have been in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to (x) the privacy and security of IT Systems and Data, (y) the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification and (z) the collection, use, transfer, storage, disposal and disclosure by the Company and its Subsidiaries of personally identifiable information and/or any other information collected from or provided by third parties, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and its Subsidiaries have implemented commercially reasonable backup and disaster recovery and security plans, procedures and facilities for their respective businesses consistent with industry standards and practices; and (iv) the Company and its Subsidiaries have taken commercially reasonable steps to protect the IT Systems and Data.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $0.94 (the “Purchase Price”), the number of Firm Shares (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder; (b) each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Warrants set forth opposite the name of such Underwriter in Schedule I hereto, at a purchase price of $0.93 per share underlying the Warrant, the number of Warrants (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying the aggregate number of Warrants to be sold by the Company by a fraction, the numerator of which is the aggregate number of Warrants to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Warrants to be purchased by all of the Underwriters from the Company hereunder; and (c) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price, the number of Option Shares (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying (x) the product of the number of Option Shares as to which such election shall have been exercised by (y) the fraction set forth in clause (a) above.

The Company hereby grants to the Underwriters the right to purchase at their election up to 3,000,000 Option Shares at the Purchase Price. The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representative, but in no event earlier than the Firm Shares Time of Delivery or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representative of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Firm Shares to be purchased by each Underwriter hereunder will be represented by one or more definitive global shares in book-entry form, which will be deposited by or on behalf of the Company with the Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Firm Shares as directed by the Representative, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative, by causing DTC to credit the Firm Shares to the account of the Representative at DTC. The time and date of such delivery and payment shall be 10:00 a.m., New York time, on January 27, 2023, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “Firm Shares Time of Delivery.” The Warrants shall be delivered to the Representative in definitive form, registered in such names and in such denominations as the Representative shall request in writing not later than the Firm Shares Time of Delivery. The Warrants will be made available for inspection by the Representative on the business day prior to the Firm Shares Time of Delivery.

(b) The documents to be delivered at the Firm Shares Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 9(o) hereof, will be delivered electronically or at such other place as the parties mutually agree, and the Securities will be delivered at the office of DTC or its designated custodian (the “Designated Office”), all at such Firm Shares Time of Delivery.

(c) For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

(d) Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Shares Time of Delivery”, which may be the Firm Shares Time of Delivery, shall be determined by the Representative as provided above. The Option Shares to be purchased by each Underwriter hereunder will be represented by one or more definitive global shares in book-entry form, which will be deposited by or on behalf of the Company with DTC or its designated custodian. The Company will deliver the Option Shares as directed by the Representative, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative, by causing DTC to credit the Option Shares to the account of the Representative at DTC at the applicable Option Shares Time of Delivery. The time and date of such delivery and payment shall be 10:00 a.m., New York time, on such time and date as directed by the Representative. The documents to be delivered at the Option Shares Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Option Shares and any additional documents requested by the Underwriters pursuant to Section 9(o) hereof, will be delivered consistent with the provisions of clause (b) above, and the Option Shares will be delivered at the Designated Office, all at such Option Shares Time of Delivery. In this Agreement, references to “Time of Delivery” shall refer to either the Firm Shares Time of Delivery or Option Shares Time of Delivery as the context shall indicate.

5. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the several Underwriters; (b) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company; (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (d) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate and is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; and (e) the Company has been advised that each of the Underwriters and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary duty, to the Company in connection with such transaction or the process leading thereto.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, on the one hand, and the Underwriters, or any of them, on the other, with respect to the subject matter hereof.

Each of the Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second New York Business Day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; during the period beginning on the date hereof and ending on the later of the applicable Time of Delivery and the date, as determined in the opinion of counsel for the Underwriters, that the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 of the Securities Act) in connection with the sales by an Underwriter (the “Prospectus Delivery Period”), to furnish to the Underwriters for review a copy of any proposed amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus; to make no amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus during the Prospectus Delivery Period to which the Underwriters or their counsel reasonably objects; to advise the Underwriters, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Disclosure Package or Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to advise the Underwriters, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order or of any order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Disclosure Package or the Prospectus or for additional information; and to use its best efforts to prevent, and to promptly use its best efforts to obtain the withdrawal of, any such order;

(b) During the Prospectus Delivery Period, to comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions of this Agreement, the Disclosure Package and the Prospectus; if, during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to promptly notify the Underwriters and to amend or supplement the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance;

(c) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;

(d) To furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies of the Registration Statement, and to the Underwriters and any dealer the Preliminary Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request;

(e) To make generally available to its securityholders as soon as practicable, an earnings statement of the Company (which need not be audited) complying with the last paragraph of Section 11(a) of the Securities Act;

(f) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock or any such substantially similar securities; or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (a) pursuant to equity incentive plans (as may be amended during the Lock-Up Period) and employee benefit plans existing on the date of this Agreement, or (b) upon the conversion, exercise or exchange of convertible, exercisable or exchangeable securities outstanding as of the date of this Agreement;

(g) To issue stop transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the lock-up agreements required by Section 9(j);

(h) During a period of three years from the effective date of the Registration Statement, unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders summary financial information of the Company for such quarter in reasonable detail;

(i) During a period of three years from the effective date of the Registration Statement, unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Underwriters (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, the Financial Industry Regulatory Authority or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Underwriters may from time to time reasonably request; provided that the Company shall not be required to provide documents the provision of which would require public disclosure by the Company under Regulation FD;

(j) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(k) Not to take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(l) Other than as contemplated by this Agreement, not to incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

(m) During the Prospectus Delivery Period, to file with the Commission such periodic and special reports as required by the Rules and Regulations;

(n) To maintain the controls and other procedures required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder;

(o) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(p) To comply with all applicable provisions of the Sarbanes-Oxley Act;

(q) If the Company elects to rely upon Rule 462(b) under the Securities Act, to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and, at the time of filing, either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act; and

(r) To use its reasonable best efforts to list the Shares and Warrant Shares on the Nasdaq Capital Market and to maintain the listing of the Shares and Warrant Shares on the Nasdaq Capital Market.

7. (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II hereto.

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including, without limitation, timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to the Representative an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission.

8. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated: (a) all expenses (including, without limitation, transfer taxes allocated to the respective transferees) incurred by the Company in connection with the delivery to the Underwriters of the Securities; (b) all expenses (including, without limitation, the fees, disbursements and expenses of the Company’s counsel and accountants) incurred by the Company in connection with the preparation, printing, reproduction, filing, delivery and shipping of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package and the Prospectus, and amendments and supplements thereto, and the mailing and delivery of copies thereof to the Underwriters and dealers; (c) the cost of printing, delivery and shipping of this Agreement, closing documents (including, without limitation, any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (d) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 6(c) hereof; (e) all fees and expenses in connection with listing the Shares and Warrant Shares on the Nasdaq Capital Market; (f) the cost of preparing stock certificates; (g) the cost and charges of any transfer agent or registrar; (h) the costs and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with the marketing of the Securities, provided that the Underwriters will pay all of the travel, lodging and other expenses of the Underwriters or any of their employees incurred by them in connection with the “roadshow;” and (i) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 8 and (j) the fees and expenses of counsel to the Underwriters in an amount not to exceed $75,000 in the aggregate; provided that, except as provided in this Section 8 and in Section 14, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

9. The obligations of the Underwriters hereunder, as to the Securities to be delivered at the applicable Time of Delivery, shall be subject, in the Underwriters’ discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction;

(b) The Underwriters shall not have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in the opinion of the Underwriters, is material or omits to state a material fact which, in the opinion of the Underwriters, is required to be stated therein or necessary to make the statements therein not misleading; or (ii) the Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in the opinion of the Underwriters, is material, or omits to state a fact which, in the opinion of the Underwriters, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

(c) Goodwin Procter LLP, counsel for the Underwriters, shall have furnished to the Underwriters an opinion and written statement, dated the applicable Time of Delivery, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters;

(d) Morgan, Lewis & Bockius LLP, counsel for the Company, shall have furnished to the Underwriters an opinion and written statement, dated the applicable Time of Delivery, in form and substance reasonably satisfactory to the Representative;

(e) Hamilton, Brook, Smith & Reynolds, P.C., Intellectual Property counsel for the Company, shall have furnished to the Underwriters an opinion and written statement, dated the applicable Time of Delivery, in form and substance reasonably satisfactory to the Representative;

(f) On the date of this Agreement and at the applicable Time of Delivery, RSM US LLP shall have furnished to the Underwriters a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements audited or reviewed by RSM US LLP, and certain other financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus;

(g) The Company or any of its Subsidiaries shall not have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and (ii) since the respective dates as of which information is given in the Disclosure Package, the Company or any of its Subsidiaries shall not have incurred any material liabilities or obligations, direct or contingent, entered into any material transactions or declared or paid any dividends or made any distribution of any kind with respect to the Company’s capital stock; there shall not have been any change in the capital stock or short-term or long-term debt of the Company; there shall not have been any issuance of options, warrants, convertible securities or other rights to purchase capital stock of the Company (in each case, other than as a result of the grant or exercise of stock options, the offer to sell shares of stock and award shares of restricted stock, stock units or performance shares/performance units under the Company’s existing equity incentive plans or the repurchase of shares of capital stock pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company); and there shall not have been any change in or affecting the business, prospects, operations, assets, condition (financial or otherwise) or results of operations of the Company, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the applicable Time of Delivery on the terms and in the manner contemplated in the Disclosure Package and the Prospectus;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the NYSE American; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Capital Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representative’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the applicable Time of Delivery on the terms and in the manner contemplated in the Disclosure Package or the Prospectus;

(i) The Shares and Warrant Shares to be sold at the applicable Time of Delivery shall have been approved for listing on the Nasdaq Capital Market;

(j) The Company has obtained and delivered to the Underwriters executed copies of lock-up agreements from the executive officers and directors of the Company and certain other persons listed on Schedule IV hereto, substantially to the effect set forth in Exhibit B hereto, except to the extent waived by the Representative;

(k) The Company shall have complied with the provisions of Section 6(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(l) The Company shall have furnished or caused to be furnished to the Underwriters at the applicable Time of Delivery certificates of the chief executive officer and the chief financial officer of the Company, on behalf of the Company and not in their individual capacities, reasonably satisfactory to the Underwriters as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Underwriters may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section;

(m) The Underwriters shall have received at the applicable Time of Delivery a certificate of the Chief Financial Officer of the Company;

(n) The Underwriters shall have received at the applicable Time of Delivery a certificate of the Secretary of the Company;

(o) The Company shall have furnished to the Underwriters such additional documents, certificates and evidence as the Underwriters may have reasonably requested to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the offering of the Securities contemplated hereby;

(p) The Company shall, at all times while the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Warrants are outstanding, use its best efforts to maintain a registration statement covering the exercise of the Warrants and the issue and sale of the Warrant Shares such that the Warrant Shares, when issued, will not be subject to resale restrictions under the Securities Act except to the extent that the Warrant Shares are owned by affiliates; and

(q) The Company shall, at all times while any Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of such warrants, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of the then-outstanding Warrants.

Except as otherwise stated herein, all such opinions, certificates, letters and other documents mentioned above and elsewhere in this Agreement will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and their counsel. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Underwriters shall reasonably request.

10. (a) The Company will indemnify and hold harmless each Underwriter from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Rule 430B Information and any other information deemed to be part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representative consists of the information described as such in Section 10(f); and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representative consists of information described as such in Section 10(f); and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent that such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.

The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of any Underwriter under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

(f) Each Underwriter confirms and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth in the following paragraphs under the caption “Underwriting” in the Prospectus: (i) the first paragraph under “Discounts and Commissions” and (ii) the paragraphs under “Stabilization”, constitute the only information concerning the Underwriters furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

11. The Underwriters shall have the right to terminate this Agreement (or the obligations of the several Underwriters with respect to any Option Shares which have yet to be purchased) by giving notice to the Company as hereinafter specified at any time at or prior to the applicable Time of Delivery, if (a) any condition of the Underwriters’ obligations hereunder is not fulfilled; (b) trading on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the NYSE American shall have been suspended; (c) a banking moratorium shall have been declared by federal or state authorities; or (d) there shall have occurred any outbreak or escalation of hostilities, any change in financial markets or any calamity or crisis that, in the Representative’s judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Firm Shares and the Warrants or the Option Shares, as the case may be. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8 and Section 10 hereof shall at all times be effective and shall survive such termination. If the Underwriters elect to terminate this Agreement as provided in this Section 11, the Company shall be notified promptly by the Underwriters by telephone, confirmed by letter.

12. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at the applicable Time of Delivery, the Representative may in its sole discretion arrange for another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representative do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representative to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that the Representative has so arranged for the purchase of such Securities, or the Company notifies the Representative that the Company has so arranged for the purchase of such Securities, the Representative or the Company shall have the right to postpone the applicable Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Disclosure Package or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus which in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Securities which remain unpurchased does not exceed one-eleventh of the aggregate number of all the Securities to be purchased at the applicable Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at the applicable Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Securities to be purchased at the applicable Time of Delivery (other than by reason of any default on the part of the Company), or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then the Company will have the right, by written notice given within the following 36-hour period to the Representative, to terminate this Agreement.

13. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

14. If this Agreement shall be terminated pursuant to Section 12(c) hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, except as otherwise provided in this Agreement, if for any other reason any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses, including, without limitation, fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Securities not so delivered, except as provided in Sections 8 and 10 hereof.

15. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, electronic or facsimile transmission to the Representative as follows: Stifel, Nicolaus & Company, Incorporated, 787 Seventh Avenue, New York, New York 10019, Attention: General Counsel, with a copy to Goodwin Procter LLP, 620 Eighth Ave., New York, New York 10018, Attention: Thomas Levato, Esq.; and if to the Company shall be delivered or sent by mail, electronic or facsimile transmission as follows: Kopin Corporation, 125 North Drive, Westborough, Massachusetts 01581, Attention: Chief Financial Officer, with a copy to Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110, Attention: John J. Concannon III. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16. In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

17. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 10 and 13 hereof, the officers and directors of the Company and each person who controls the Company, each person who controls any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

18. Time shall be of the essence of this Agreement.

19. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction contemplated by this Agreement and all materials of any kind (including, without limitation, tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company plus one for counsel of any counterparts hereof, and upon the acceptance hereof by the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement between the Underwriters and the Company.

23. (a) In the event that any Underwriter is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter is a Covered Entity or a BHC Act Affiliate of such Underwriter and becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 23:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Very truly yours,

KOPIN CORPORATION

By:	/s/ Richard Sneider
Name: Richard Sneider
Title: Chief Financial Officer

Accepted as of the date hereof

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Cole Bader
Name:	Cole Bader
Title:	Managing Director

For and as Representative of the

other Underwriters named in Schedule I hereto

[Signature Page to Underwriting Agreement]

SCHEDULE I

UNDERWRITERS

Underwriters	Total Number of Firm Shares to be Purchased	Total Number of Pre-Funded Warrants to be Purchased
Stifel, Nicolaus & Company, Incorporated	14,000,000	6,000,000
Total	14,000,000	6,000,000

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

None.

SCHEDULE III

PRICING INFORMATION

Public Offering Price Per Share: $1.00

Public Offering Price Per Pre-Funded Warrant: $0.99

Number of Firm Shares Offered: 14,000,000

Pre-Funded Warrants to Purchase a Total of 6,000,000 Shares of Common Stock

Underwriting Discount: 6%

Firm Shares Time of Delivery: January 27, 2023

Other Material Terms of the Pre-Funded Warrants:

Exercise Price: $0.01

Exercise Term: Indefinite

SCHEDULE IV

EXECUTIVE OFFICERS, DIRECTORS AND OTHER PERSONS

EXECUTING LOCKUP AGREEMENTS

Michael Murray

John C.C. Fan

James K. Brewington

Chi Chia Hsieh

Scott L. Anchin

Richard A. Sneider

Hong Choi

Paul Baker

Jill Avery